EXHIBIT 99.1

Pamrapo Bancorp, Inc. Reports Third Quarter Results

BAYONNE, NJ—(MARKET WIRE)—Oct 26, 2007 — Pamrapo Bancorp, Inc. (NasdaqGM:PBCI—News) today reported net income for the third quarter and nine months ended September 30, 2007.

Net income for the third quarter of 2007 amounted to $1.145 million, or $0.23 cents per share, as compared with $1.792 million, or $0.36 cents per share, in the third quarter of 2006.

Net income for the nine months ended September 30, 2007 amounted to $3.524 million, or $0.71 cents per share, as compared with $5.124 million, or $1.03 cents per share, for the nine months ended September 30, 2006.

Pamrapo’s book value per share at September 30, 2007 was $11.81.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eleven branch offices in Bayonne, Fort Lee, Hoboken, Jersey City, and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

ASSETS	September 30, 2007	December 31, 2006

Cash and amounts due from depository institutions	$3,870	$4,557
Interest-bearing deposits in other banks	22,713	8,790

Total cash and cash equivalents	26,583	13,347
Securities available for sale	1,007	1,170
Investment securities held to maturity	10,409	9,168
Mortgage-backed securities held to maturity	128,611	141,053
Loans receivable	440,821	454,859
Premises and equipment	3,475	3,731
Federal Home Loan Bank stock, at cost	5,131	5,721
Interest receivable	3,012	2,894
Other assets	5,049	4,617

Total assets	$624,098	$636,560

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$470,122	$469,941
Advances from Federal Home Loan Bank of New York	87,000	101,000
Advance payments by borrowers for taxes and insurance	3,452	3,654
Other liabilities	4,754	3,397

Total liabilities	565,328	577,992

Stockholders’ equity:
Preferred stock; authorized 3,000,000 shares; issued and outstanding-none	—	—
Common Stock; par value $.01; authorized 25,000,000 shares; 6,900,000 shares issued; 4,975,542 shares outstanding	69	69
Paid-in capital	19,340	19,340
Retained earnings	64,027	63,937
Accumulated other comprehensive income	(1,487)	(1,599)
Treasury stock, at cost; 1,924,458 shares	(23,179)	(23,179)

Total stockholders’ equity	58,770	58,568

Total liabilities and stockholders’ equity	$624,098	$636,560

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Interest income:
Loans	$7,213	$7,411	$21,675		$21,559
Mortgage-backed securities	1,510	1,760	4,611		5,548
Investments and other interest-earning assets	575	334	1,618		1,040

Total interest income	9,298	9,505	27,904		28,147

Interest expense:
Deposits	3,507	2,976	10,197		8,168
Advances and other borrowed money	1,073	1,194	3,333		3,424

Total interest expense	4,580	4,170	13,530		11,592

Net interest income	4,718	5,335	14,374		16,555
Provision for loan losses	150	0	520		0

Net interest income after provision for loan losses	4,568	5,335	13,854		16,555

Non-interest income:
Fees and service charges	312	282	931		899
Gain on sale of investments	0	430	0		430
Miscellaneous	193	240	882		768

Total non-interest income	505	952	1,813		2,097

Non-interest expenses:
Salaries and employee benefits	1,737	1,830	5,491		5,728
Net occupancy expense of premises	308	302	901		910
Equipment	298	327	950		967
Advertising	62	112	177		235
Professional fees	212	125	549		460
Miscellaneous	640	715	2,017		2,149

Total non-interest expenses	3,257	3,411	10,085		10,449

Income before income taxes	1,816	2,876	5,582		8,203
Income taxes	671	1,084	2,058		3,079

Net income	$1,145	$1,792	$3,524		$5,124

Net income per common shares:
Basic	$0.23	$0.36	$0.71	:$	1.03
Diluted	$0.23	$0.36	$0.71		$1.03

Dividends per common share	$0.23	$0.23	$0.69		$0.69

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,976	4,976	4,976		4,976
Diluted	4,976	4,979	4,979		4,980

Contact:

CONTACT:

Robert A. Hughes

CPA

Investor Relations

201-339-4600